Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	OTCBB: BLSP

Yigal Brosh Joins Bluesphere’s Board of Directors

Company expands its Board as its waste-to-energy projects reach significant milestones

Even Yehuda, Israel – May 27, 2014 – Bluesphere Corp. (OTCBB: BLSP) (the "Company" or “Bluesphere”), a clean energy company that develops, manages and owns waste-to-energy projects, announced today that Yigal Brosh has joined the Company as an Independent Director. Mr. Brosh is a highly regarded Israeli investment management professional who holds board seats at investment management firms and in the waste management industry.

Mr. Brosh currently serves as Chairman of Environmental Services Company, Israel’s government-owned national infrastructure company charged with handling all hazardous waste produced in Israel, as well as organic, inorganic and solid materials. He is also Director of Analyst Portfolio Management Ltd., an Israeli investment management company with over $600 million in assets under management.

Mr. Brosh currently serves as Managing Partner at Zeta Capital Management, a Tel-Aviv based firm that provides fund management, investment banking and distribution of financial products. Between 2004 and 2011, Mr. Brosh was CEO, Director and Partner of Millennium Mutual Funds, which he built from inception to manage $520 million (1.8 billion NIS) under management. Millennium was sold to Meitav Investments House. Prior to founding Millennium, Mr. Brosh held executive and management positions at Psagot Investments House, Ofek Securities and Investments, Jerusalem Bank Mutual Funds Management, and Jerusalem Bank Financial Markets.

Mr. Brosh holds an M.B.A in Economics and Business Management and a B.A. in Economics from The Hebrew University of Jerusalem, as well as an investment portfolio management license from the Israel Securities Authority (ISA).

“We welcome Yigal to our Board of Directors. He brings to Bluesphere tremendous experience and knowledge in both the financial markets and in waste management. As our Company develops and we reach important milestones in our business including the recently announced start of our 5.2 megawatt organic waste-to-energy project in Charlotte, North Carolina, the development of our board and corporate governance is an important priority for us,” stated Bluesphere CEO Shomi Palas.

For further information please contact Mark Radom at 972 52 798 0831 or info@bluespherecorporate.com.

About Bluesphere Corporation

Bluesphere Corporation is a company in the cleantech sector as a waste-to-energy project integrator. Bluesphere develops waste-to-energy and other renewable energy projects. The Company aspires to become a key player in the global waste-to-energy and renewable energy markets. For further information please visit the Company's website www.bluespherecorporate.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Litigation Reform Act of 1995, which are subject to risks and uncertainties and may change at any time. These statements are only predictions and involve known and unknown risks, uncertainties and other factors including, without limitation, (i) uncertainties regarding our ability to obtain adequate financing on a timely basis including financing for specific projects, (ii) the financial and operating performance of our projects after commissioning, (iii) uncertainties regarding the market for and value of carbon credits and other environmental attributes, (iv) political and governmental risks associated with the countries in which we operate, (v) unanticipated delays associated with project implementation including designing, constructing and equipping projects, as well as delays in obtaining required government permits and approvals, (vi) the development stage of our business and (vii) our lack of operating history. As such, there is no assurance that the initiatives described in the press release will be successfully implemented or meet expectations.

The Company assumes no obligation to update the information in this release.